Spark Networks Announces Next Steps in Transformation Company to Host Conference Call Today at 4:30 pm ET BERLIN, July 11, 2023 – Spark Networks SE (NASDAQ: LOV) (the “Company”), a leading social dating platform for meaningful relationships, today announced several key developments in its ongoing transformational journey, signaling a new chapter in the Company’s strategic direction. Spark has completed its process to evaluate a wide range of strategic alternatives for the Company, including a potential sale, merger, or other transaction. As a result, the Company is moving forward with an extensively considered new transformational plan that is intended to drive Spark forward with growth as well as improved margins, EBITDA and cash flow that the Company plans to use to pay down debt and support its operations going forward. The Company took the first step in implementing this strategy by teaming with a leading performance marketing agency to design an integrated marketing program aimed at driving growth across its brands. Moving forward, the Company intends to transfer a significant portion of its operations to one or more third-party managed service providers with the goal of achieving long-term cost reductions, and to invest in new product features intended to increase customer acquisition and retention. Effective today, Colleen Birdnow Brown, the current Chair of the Company’s Board of Directors (the “Board”), will step in as interim Chief Executive Officer. Ms. Brown is the former CEO and Director of Fisher Communications (FSCI), a multimedia and technology company. She has served in multiple executive roles in media and technology in addition to her board leadership roles over her career. The Board feels Ms. Brown is particularly suited to the interim CEO role given her previous operating experience as a CEO, her particular knowledge of the Company and her experience in accounting, finance, and risk management. “Spark is at a critical moment, and I’m pleased to partner with the management team and key stakeholders as we implement the next phase in our plan to return Spark to growth,” Ms. Brown said. Effective July 7, 2023, Chelsea Grayson left her role as CEO of Spark and as a member of the Board to return to her career as a board member and advisor. “We’d like to thank Chelsea for stepping into the CEO role and leading the company through this transitional moment. Chelsea answered the call when Spark needed her most, and I look forward to working with her again on other ventures,” Ms. Brown said. During Ms. Grayson’s time as CEO, the Company completed the first phase of its transformation, including identifying and engaging a leading performance marketing agency, implementing a new enterprise resource planning system to enhance its financial management, and focusing on cost-cutting to optimize margins.

“My return to full-time board and advisory work will free up space on Spark’s board for others with skill sets and networks that are suitable for this part of the company’s lifecycle,” Ms. Grayson added. Ms. Brown added: “Our near-term focus is to reduce our fixed cost structure, drive increased predictability in revenue, and create additional financial flexibility for the Company. As we execute this transformation, we expect these steps to improve cash flow, operating margins, and profitability. By simplifying our focus and reducing complexity, we believe we can maximize value for all stakeholders. We look forward to sharing updates on the company’s progress at the appropriate milestones.” Investor Conference Call Spark Networks management will host a conference call and live webcast for analysts and investors today at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time). To access the live call, dial 1-833-816-1417 (US and Canada) or +1 412-317-0510 (International) and ask to join the Spark Networks’ call. A live and archived webcast of the conference call will be accessible on the Investor Relations section of the Company's website at https://investor.spark.net/investor-relations/home. In addition, a phone replay will be available approximately two hours following the end of the call and will remain available for one week. To access the call replay, dial 1-877-344-7529 (US) or +1 412-317-0088 (International) and enter the replay passcode: 9612007. About Spark Networks SE Spark Networks SE (NASDAQ: LOV) is a leading social dating platform for meaningful relationships focusing on the 40+ demographic and faith-based affiliations. Spark's portfolio of premium and freemium dating apps include Zoosk, EliteSingles, SilverSingles, Christian Mingle, Jdate, and JSwipe, among others. Spark is headquartered in Berlin, Germany, with offices in New York and Utah. Safe Harbor Statement This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, statements involving known and unknown risks, uncertainties, and other factors that may cause Spark Networks' performance or achievements to be materially different from those of any expected future results, performance, or achievements. These statements include, without limitation, statements regarding whether our new transformational plan will drive the Company forward with growth as well as improved margins, EBITDA and cash flow; whether we will use cash flow to pay down debt and support our operations going forward as intended; whether our integrated marketing program will drive growth across our brands; whether we will transfer a significant portion of our operations to one or more third-party managed service providers and whether doing so will enable us to achieve long-term cost reductions; whether we will invest in new product features and whether those features will increase customer acquisition and retention; whether we will implement our plan as intended; whether we will reduce our fixed cost structure, drive increased predictability in revenue, and create additional financial flexibility as expected; whether we will improve cash flow, operating margins, and profitability as expected; and whether we will successfully simplify our focus and reduce complexity, thereby maximizing value for all stakeholders. Any statements in this press release that are not statements of historical fact may be considered to be forward-looking statements. Written words, such as “believes,” “hopes,” “intends,” “estimates,” “expects,” “projects,” “plans,” “anticipates,” “guides,” and variations thereof, or the use of future tense, identify forward-looking statements. By their nature, forward-looking statements and forecasts involve risks and uncertainties because they relate to events and depend on circumstances that will occur in the near future. There are a number of factors that could cause actual results and developments to differ materially. Additional factors that could cause actual results to differ are discussed under the heading “Risk Factors” in Spark Networks' most recent Annual Report on Form 10-K and in other sections of Spark Networks' filings with the Securities and Exchange Commission (“SEC”), and in Spark Networks' other current and periodic reports filed or furnished from time to time with the SEC. All forward-looking statements in this press release are made as of the date hereof, based on information available to the Company as of the date hereof, and the Company assumes no obligation to update any forward-looking statement except as required by law. Contact: Todd Kehrli MKR Investor Relations, Inc. lov@mkr-group.com